As filed with the Securities and Exchange Commission on August 6, 2004.

Registration No. 333-108107

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENCYSIVE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3532643 (I.R.S. Employer Identification Number)

6700 West Loop South, 4th Floor
Bellaire, Texas 77401
(713) 796-8822
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce D. Given, M.D.	With copies to:
Encysive Pharmaceuticals Inc.
6700 West Loop South, 4th Floor
Bellaire, Texas 77401
(713) 796-8822
(Name and address, including zip code, and telephone
number, including area code, of agent for service)	Porter & Hedges, L.L.P. 700 Louisiana, 35th Floor Houston, Texas 77002-2764 Attn: Robert G. Reedy Telephone (713) 226-0674 Telecopy (713) 226-0274

     Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

SIGNATURES

Deregistration of Securities

     On August 20, 2003, Encysive Pharmaceuticals Inc. (the “Company”) filed a registration statement on Form S-3 (No. 333-108107) and on September 26, 2003, October 21, 2003 and November 14, 2003, the Company filed amendments thereto (as amended, the “Registration Statement”). The Registration Statement registered for sale up to $50,000,000 of the Company’s common stock, par value $.005 per share (the “Common Stock”). On December 18, 2003, the Company filed a prospectus supplement (the “Prospectus Supplement”) relating to the offering of securities pursuant to the Registration Statement. The Prospectus Supplement offered a total of 7,475,000 shares of Common Stock, including an over allotment of 975,000 shares of Common Stock, at an aggregate offering price of $48,587,500. This offering has been completed or terminated. Pursuant to the undertaking contained in the Registration Statement, the Company files this Post-Effective Amendment No. 4 to the Registration Statement to terminate the Registration Statement and deregister the remaining $1,412,500 available under the Registration Statement as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellaire, State of Texas on August 6, 2004.

ENCYSIVE PHARMACEUTICALS INC.
By:	/s/ Bruce D. Given
Bruce D. Given, M.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 6th day of August, 2004.

Signature	Title
* John M. Pietruski	Chairman of the Board of Directors
/s/ Bruce D. Given Bruce D. Given, M.D.	Director, President and Chief Executive Officer (Principal Executive Officer)
* Richard A.F. Dixon, Ph.D.	Director, Senior Vice President, Research and Chief Scientific Officer
/s/ Stephen L. Mueller Stephen L. Mueller	Vice President, Finance and Administration, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Ron J. Anderson, M.D.	Director
* Frank C. Carlucci	Director
* Robert J. Cruikshank	Director
* Suzanne Oparil, M.D.	Director

* James A. Thomson, Ph.D.	Director
* James T. Willerson, M.D.	Director
*By: /s/ Stephen L. Mueller Stephen L. Mueller individually and as attorney-in-fact